Exhibit 10.32

SECURED PROMISSORY NOTE

Date: September 11, 2007	$_____________________

FOR VALUE RECEIVED, the undersigned, Chapeau, Inc., a Utah corporation (the “Borrower”) promises to pay to the order of Gordon V. Smith, individually (the “Lender”), at 8716 Cider Brook Way, Potomac, Maryland 20854, or at such other address as the Lender may specify in writing, the principal sum of ___________________________ ($_________________) (the “Maximum Loan Amount”), or if less, the aggregate unpaid principal amount outstanding, with interest until maturity, whether by acceleration or otherwise, at the interest rates provided for on Exhibit A attached hereto and incorporated herein.  Interest shall be calculated on the basis of a 365-day year for the actual number of days the principal is outstanding.

1.
The principal amount payable under this Note shall be the sum of all advances made by the Lender to or at the request of the Borrower, which shall be made in accordance with the schedule of advances set forth on Exhibit B attached hereto and incorporated herein or as otherwise mutually agreed to by the Lender and the Borrower in writing, less principal payments actually received in cash by the Lender.

2.	The books and records of the Lender shall be the best evidence of the principal amount and the unpaid interest amount owing at any time under this Note and shall be conclusive absent manifest error.

3.
No interest shall accrue under this Note until the date of the first advance made by the Lender; thereafter interest on all advances shall accrue and be computed on the principal balance outstanding from time to time under this Note until the same is paid in full.  Borrower shall make regular monthly payments in arrears of all accrued and unpaid interest at the rates set forth and as more specifically provided for in Exhibit A attached hereto until the Maturity Date (as defined below) when all amounts outstanding under this Note shall be due and payable in full.

4.
Commencing on the fifth (5th) business day of the second calendar month immediately following the last day of the Start-Up Period (as that term is defined in Exhibit A attached hereto), and continuing on the fifth (5th) business day of each calendar month thereafter, until and including the Maturity Date, at which time the unpaid principal balance of the Note then outstanding and all accrued and unpaid interest thereon shall be payable in full, Borrower shall pay to Lender the amounts set forth in Exhibit A.  The amount of principal included in each payment is that amount that would amortize the Maximum Loan Amount ratably over a period of ten (10) years.

5.
All payments in cash under this Note shall be in immediately available United States funds, without setoff or counterclaim.  If any payment of principal or interest under this Note shall be payable on a day other than a business day such payment shall be extended to the next succeeding business day and interest shall be payable at the rate specified in this Note during such extension.  “Maturity Date” means September 11, 2017 unless paid or prepaid in full or otherwise accelerated in accordance with the terms of this Note.

6.
The Borrower shall pay the Lender a placement fee of three (3) points on all funds advanced, which the Lender shall withhold from the advances disbursed to the Borrower under this Note from time to time.

7.
The principal amount hereof may be prepaid at any time, in whole or in part, together with any interest accrued thereon, without penalty or premium upon sixty (60) days prior written notice to the Lender.

8.
As soon as reasonably practicable following the earlier to occur of (i) the advancement by the Lender to the Borrower of the Maximum Loan Amount; or (ii) written notice by the Borrower to the Lender of Borrower’s intention to prepay in its entirety the outstanding principal amount together with any interest accrued thereon, the Borrower shall issue to the Lender an option to purchase from the Borrower that number of shares of the Borrower’s common stock, par value $0.001 per share (the “Common Stock”) representing a percentage of the then current number of shares of Common Stock issued and outstanding on a fully diluted basis, which percentage shall be calculated as follows: (a) _________% multiplied by (b) a fraction, the numerator of which shall be the aggregate amount of funds advanced by the Lender to the Borrower hereunder and the denominator of which shall be the Maximum Loan Amount, and which option shall have an exercise price of $3.00 per share, shall expire six months following the date of issuance, and shall be in the form attached hereto as Exhibit C.

9.
As soon as reasonably practicable following the earlier to occur of (i) advancement by the Lender to the Borrower of the Maximum Loan Amount; or (ii) written notice by the Borrower to the Lender of Borrower’s intention to prepay in its entirety the outstanding principal amount together with any interest accrued thereon, the Borrower shall issue to the Lender a four (4) year warrant to acquire that number of shares of Common Stock representing a percentage of the then current number of shares of Common Stock issued and outstanding on a fully diluted basis, which percentage shall be calculated as follows: (a) _________% multiplied by (b) a fraction, the numerator of which shall be the aggregate amount of funds advanced by the Lender to the Borrower hereunder and the denominator of which shall be the Maximum Loan Amount, and which warrant shall have an exercise price of $3.00 per share and shall be in the form attached hereto as Exhibit D.

10.
The Lender shall have a right of first refusal with respect to the financing of each of the next thirty projects undertaken by the Borrower in connection with the execution of a discount energy purchase or similar agreement.  The Borrower shall provide the Lender with written notice of each discount energy purchase or similar agreement subject to the right of first refusal and if the Lender wishes to exercise its right of first refusal with respect to such agreement the Lender shall notify the Borrower in writing of the same within ten (10) business days of the Lender’s receipt of its right of first refusal notice following which the two parties shall negotiate in good faith a definitive agreement containing mutually agreeable terms and conditions with respect to such financing.  The right of first refusal granted hereby shall terminate in the event that termination of such right is a condition precedent to the Borrower receiving subsequent financing from a third party financing source and under such circumstances the right of first refusal shall automatically terminate upon the receipt by Borrower of funds from such third party financing source.  In addition, the right of first refusal granted hereby shall terminate immediately upon the payment in full, whether by prepayment, on the Maturity Date or otherwise, of the outstanding principal advanced by the Lender to the Borrower hereunder, together with any interest accrued thereon.

11.
If this Note is not paid when due, the Lender may, at his election, and upon written notice to the Borrower, do any one or more of the following: (1) declare all obligations under this Note immediately due and payable; and (2) exercise any one or more of the rights and remedies granted to the Lender by any agreement and/or applicable law.

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12.
The Lender shall hold all rights, preferences, privileges and remedies granted to Lender pursuant to this Note and at law senior (including with respect to lien and debt) to any and all other debtors of the Borrower.

13.
The Borrower hereby pledges and grants to the Lender a continuing security interest in all of its right, title, and interest in and to the Collateral (as such term is defined below), to secure the prompt payment and performance of all of the Borrower’s present and future debts, obligations, and liabilities of whatever nature to the Lender, including, without limitation, all obligations of the Borrower arising from or relating to this Note.  The Borrower hereby agrees to execute and deliver such further documentation and take such further action as the Lender may request in order to enforce and protect the aforesaid security interest.  The Borrower hereby authorizes the Lender to file one or more financing statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower where permitted by law.  “Collateral” means all of the Borrower’s properties and assets of any nature, including, without limitation, all of the Borrower’s right, title and interest in and to the following property (whether now existing or hereafter arising or acquired, wherever located):

(a)
All present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, letters of credit, undertakings, surety bonds, insurance policies, notes and drafts, and all forms of obligations owing to the Borrower or in which the Borrower may have any interest, however created or arising and whether or not earned by performance;

(b)
All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(c)
All other contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreements, purchase orders, customers lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

(d)
All deposit accounts, securities, securities entitlements, securities accounts, investment property, letters of credit and certificates of deposit now owned or hereafter acquired and the Borrower’s books relating to the foregoing;

(e)
All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foreign; and

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(f)
All the Borrower’s books and records relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

14.
The Borrower agrees that it will not change its state of incorporation or locations at which the Collateral is located without giving the Lender at least thirty (30) days prior written notice thereof.  In addition, the Borrower agrees that it will not (i) change its name, federal employer identification number, corporate structure or identity, or (ii) create or operate under any new fictitious name without giving the Lender at least thirty (30) days prior written notice thereof.

15.
The Lender shall have such rights and remedies with respect to the Collateral as are available under the provisions of the Uniform Commercial Code in the applicable jurisdiction, in addition to all other rights and remedies existing at law, in equity, or by statute or provided in this Note, which may be exercised without notice to, or consent by, the Borrower.

16.
The Borrower waives presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices and agrees that no extension or indulgence of the Borrower or release, substitution or nonenforcement of any security, or release or substitution of the Borrower, any guarantor or any other party, whether with or without notice, shall affect the obligations of the Borrower.

17.
Upon commencement of any bankruptcy, reorganization, arrangement, adjustment or debt, relief of debtors, dissolution, insolvency, receivership or liquidation or similar proceeding of any jurisdiction relating to the Borrow, all amounts owed by the Borrower to the Lender shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

18.
The Borrower agrees to reimburse the holder or owner of this Note for any and all costs and expenses (including without limitation reasonable attorneys’ fees) incurred in collecting or attempting to collect on this Note or incurred in any other matter or proceeding relating to this Note.

19.
This Note shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws and decisions of the State of Maryland without regard to conflict of law principles. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN MONTGOMERY COUNTY, MARYLAND WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND HEREBY WAIVES ANY OBJECTION TO SUCH FORUM BASED ON FORUM NON-CONVENIENS. IN ADDITION, THE LENDER AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE.

20.
Each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns; provided, however, that the obligations of the Borrower hereunder shall not be assignable or otherwise transferable without the prior written consent of the Lender. The provisions of this Note shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns. The Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

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21.
The Borrower acknowledges and agrees that there are no contrary agreements, oral or written, establishing a term of this Note and agrees that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Lender expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note.

22.	THE MAXIMUM INTEREST RATE PAYABLE PURSUANT TO THIS NOTE SHALL NOT EXCEED THE HIGHEST APPLICABLE USURY CEILING.

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IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date first set forth above.

“BORROWER”

Chapeau, Inc.,
a Utah corporation

By:__________________________
Name: Guy A. Archbold
Title: Chief Executive Officer

EXHIBIT A

INTEREST RATE SCHEDULE

Interest shall accrue at a rate of twenty-two percent (22%) per annum starting on the date of the first advance of principal pursuant to the Note through the earlier of (i) the last day of the month immediately preceding the first month for which the Lender receives payment in cash for principal and interest accrued  thereon under the Note from payment for the Service (as defined in the DEPA) pursuant to that certain Discount Energy Purchase Agreement (the “DEPA”) with ____________________________; or (ii) December 12, 2007; provided that, if the Lender has not received a payment in cash as provided for in (i) above on or before December 12, 2007 then interest shall accrue at a rate of twenty-four percent (24%) per annum applicable retroactively starting on the date of the first advance pursuant to the Note through the last day of the month immediately preceding the first month for which Lender receives payment in cash for principal and interest accrued thereon under the Note from payment for the Service (such period, the “Start-Up Period”).

Following the Start-Up Period, the Company shall pay to Lender an amount equal to the payment to Borrower for Service in connection with the DEPAs less: (i) the amount of direct costs of providing the Service in connection with the DEPAs, including contracted third-party service and maintenance of the Equipment (as defined in the DEPAs) (run-hour equivalent to $.0225 per kW); and (ii) premiums for property and liability insurance coverages in connection with the Equipment and as required under the DEPAs.  The foregoing payment shall first be applied to the principal as provided in and subject to Section 4 of the Note.  The remaining amount shall be the interest payment as provided for in the Note.

Payment of interest accrued during the Start-Up Period shall be made in units and each unit shall be comprised of: (a) one (1) share of Common Stock, and (b) one (1) warrant (which shall be in the form attached hereto as Exhibit D) to purchase one (1) share of Common stock (each a “Unit”).  Payment for all interest accrued during the Start-Up Period shall be made in a single grant of Units in accordance with the methodology set forth below.  After the Start-Up Period, all payments of accrued interest will be made in arrears in immediately available United States funds, without setoff or counterclaim, within 5 business days of the end of each month.

The number of Units to be issued in accordance with the foregoing shall be determined by dividing the dollar amount of interest accrued during the Start-Up Period by the lesser of (i) $2.25 or (ii) eighty percent (80%) of the closing price of the Common Stock on the last day of the Start-Up Period.  Each warrant shall be exercisable for a period of four (4) years from the date of issuance and the exercise price shall be the average of the closing price of the Common Stock on the last day of the Start-Up Period and the closing prices of the preceding four days.  In the event the last day of the Start-Up Period or the preceding four days are not dates for which a closing price of the Common Stock exists, the immediately preceding day or days for which a closing price exists shall be used for purposes of the foregoing paragraph.

Any and all Units issued under the Note shall be issued pursuant to a form of stock purchase agreement the terms and conditions of which shall be mutually agreed to by the Lender and the Borrower and in accordance with all applicable federal and state securities laws.

EXHIBIT B

SCHEDULE OF ADVANCES

Funds shall be advanced in the amounts and upon the occurrence of the following events, unless otherwise mutually agreed to by the Lender and the Borrower:

1.
$_______________ upon execution of the Note (the Lender and the Borrower acknowledge and agree such amount represents fifty percent (50%) of the aggregate funds to be advanced in connection with the project, for which project the Borrower is in possession of the required engines and such engines are ready for assembly.

2.	$_______________ when the Equipment (as that term is defined in the Borrower’s form of Discount Energy Purchase Agreement “DEPA”) is delivered to the _________ project location.

3.
$_______________ when the Equipment is commissioned for the __________ project and the Borrower is eligible to commence commercial delivery of the Service (as that term is defined in the DEPA) as set forth in the __________ DEPA.

EXHIBIT C

FORM OF OPTION

THIS OPTION AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAW.

Option to Purchase Common Stock
of
Chapeau, Inc.

Void after __________ ___, 20__

This Option is issued to GORDON V. SMITH (the “Optionee”) by Chapeau, Inc., a Utah corporation (the “Company”), as of _______ ___, 20___ (the “Option Issue Date”).  This Option is issued pursuant to that certain Secured Promissory Note dated as of September 11, 2007 (the “Note”).

The Company and the Optionee agree as follows:

1.	Grant of Option

Subject to the terms and conditions set forth herein, the Company grants to Optionee a nonqualified stock option (the “Option”) to purchase __________ shares of the Company’s authorized and unissued common stock, par value $0.001 per share (the “Common Stock”), from the Company, with an exercise price of Three Dollars ($3.00) per share (the “Exercise Price”).

2.	Status of Options

The Option granted hereunder is granted to Optionee in connection with the Note, and it is not intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3.	Term of Option

The Option shall terminate on, and shall not be exercisable after 5:00 p.m. Eastern on the six month anniversary of the Option Issue Date; provided that in the event (each a “Disposition Event”) of (i) the closing of the Company’s sale or transfer of all or substantially all of its assets, or (ii) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Common Stock (unless (A) the shareholders of the Company immediately prior to such transaction or series of related transactions are holders of a majority of the voting equity securities of the surviving or acquiring corporation immediately thereafter, and (B) each of such shareholders immediately prior to such transaction or series of related transactions holds the same pro rata share of such majority of the voting equity securities of the surviving or acquiring corporation as each hold of the Company immediately prior to such transaction or series of related transactions), this Option shall, on the date of a Disposition Event, no longer be exercisable and become null and void. The Company shall notify the Optionee at least 20 days prior to the consummation of any Disposition Event; provided that the Optionee shall in any event have at least 40 days after the Option Issue Date to exercise this Option.

4.	Exercise

4.1       Exercisability.  The Option shall be immediately exercisable with respect to the entire number of shares subject to the Option.

4.2       Notice of Exercise.  The Optionee shall exercise the Option by delivering to the Company, either in person or by certified or registered mail, written notice of election to exercise, payment in full of the purchase price as provided in Section 4.3 below and payment of the sums required by, or other compliance with, the provisions of Section 4.4 below.  The written notice shall set forth the whole number of shares for which the Option is being exercised.  The Company shall notify Optionee of the expiration date of the Option thirty (30) days prior to their expiration.  Failure to do so shall extend the Option thirty (30) days from the date of receipt by the Optionee of such expiration notice.

4.3       Payment of Purchase Price.  The purchase price for any shares of Common Stock of the Company with respect to which Optionee exercises this Option shall be paid in full at the time Optionee delivers the written notice of exercise to the Company.  The purchase price shall be paid (i) in cash, or (ii) by check.

4.4       Withholding.  Upon exercise of the Option, or any portion thereof, Optionee shall pay to the Company, or make arrangements satisfactory to the Board for payment to the Company of, all federal, state and local taxes, if any, required to be withheld by the Company in connection with the exercise of the Option or the relevant portion thereof.

5.	Issuance of Shares

Promptly after the Company’s receipt of the written notice of exercise provided for in Section 4.2 above, Optionee’s payment in full of the purchase price, and Optionee’s compliance with the provisions of Section 4.4 above, the Company shall deliver, or cause to be delivered to Optionee, separate certificates for the whole number of shares with respect to which each portion of the Option is being exercised by Optionee.  Shares shall be registered in the name of Optionee.  If any law or regulation of the United States Securities and Exchange Commission or of any other federal or state governmental body having jurisdiction shall require the Company or Optionee to take any action prior to the issuance to Optionee of the shares of Common Stock of the Company specified in the written notice of election to exercise, or if any listing agreement between the Company and any national securities exchange requires such shares to be listed prior to issuance, the date for the delivery of such shares shall be deferred until the completion of such action and/or such listing.

6.	Fractional Shares

In no event shall the Company be required to issue fractional shares upon the exercise of any part of the Option.

7.	Rights as a Shareholder

Prior to exercise of this Option, the Optionee shall not be entitled to any rights of a shareholder with respect to this Option, including without limitation the right to vote, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and the Optionee shall not be entitled to any notice or other communication concerning the business or affairs of the Company. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 8 below.  However, nothing in this Section 7 shall limit the right of the Optionee to be provided the notices required under this Option.

8.	Adjustment of Exercise Price and Number of Shares

8.1       Subdivisions, Combinations and Other Issuances. If the Company shall subdivide the Common Stock, by split-up or otherwise, combine the Common Stock or issue additional shares of Common Stock as a dividend or other distribution with respect to any of its securities, the number of shares issuable on the exercise of this Option shall be proportionately increased in the case of a subdivision, dividend or distribution and shall be proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total number of shares purchasable under this Option (as adjusted) shall remain the same. Any adjustment under this Section 8.1 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of a stock dividend or other distribution, or in the event that no record date is fixed, upon the making of such dividend or distribution.

8.2       Reclassification, Reorganization and Consolidation. In the event of any reclassification, capital reorganization or change in the Common Stock, other than as a result of an event provided for in Section 8.1 above, then, as a condition of such transaction, the Optionee shall have the right at any time prior to the expiration of this Option to purchase, at a total price equal to that payable upon the exercise of this Option, the kind and amount of shares of stock and other securities and property receivable in connection with the applicable transaction by a holder of the same number of shares of Common Stock as were purchasable by the Optionee immediately prior to the transaction. In any such case appropriate provisions shall be made with respect to the rights and interest of the Optionee so that this provision shall thereafter be applicable with respect to any securities deliverable upon exercise of this Option, and appropriate adjustments shall be made to  the Exercise Price; provided that the aggregate purchase price shall remain the same.

8.3       Notice of Adjustment. When any adjustment is required to be made in the number or kind of securities receivable upon exercise of this Option, or in the Exercise Price, the Company shall promptly notify the Optionee thereof and of the number of shares or other securities thereafter receivable upon exercise of this Option and the adjusted Exercise Price per share.

8.4       No Impairment.  The Company and the Optionee will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company or the Optionee, respectively, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Company and the Optionee against impairment.

9.	No Transfer of Option

Optionee may not transfer all or any part of the Option except by will or by the laws of descent and distribution, and the Option shall not be exercisable during the lifetime of Optionee by any person other than Optionee.

10.	Reservation for Issuance

The Company covenants that it will at all times keep available such number of authorized shares of Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Option for the full number of shares specified herein. The Company covenants that the shares, when issued pursuant to the exercise of this Option and in exchange for the Exercise Price, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

11.	Investment Representations

The Holder hereby represents and warrants that:

11.1     This Option and the shares to be received upon exercise of this Option (collectively, the “Securities”) are being acquired for investment for the Optionee’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Optionee has no present intention of selling, granting any participation in, or otherwise distributing the Securities, in whole or in part.  The Optionee does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

11.2     The Optionee is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of his investment, has adequate means for providing for his current needs and contingencies and has no need for liquidity with respect to her investment in the Company, and has such knowledge and experience in financial or business matters such that he is capable of evaluating the merits and risks of the investment in the Securities.

11.3     The Optionee is an “accredited investor” as that term is defined in Rule 501 of Regulation D as a result of the Optionee being a member of the Board of Directors of the Company.

11.4     At no time was the Optionee presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the grant of this Option.

11.5     The Optionee has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities. The Optionee further has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the grant of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Optionee or to which the Optionee had access.

11.6     The Optionee understands that the Securities that it is purchasing or otherwise taking delivery of are or will be characterized as “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “1933 Act”) inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable federal and state statutes and regulations such securities may be resold without registration only in certain limited circumstances.  The Optionee represents that it is familiar with Rule 144 promulgated under the 1933 Act, as presently in effect, and which permits limited resale of stock purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the stock, the availability of certain current public information about the issuer, the resale occurring not less than one year after a party has purchased and paid for the stock to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares of stock being sold during any three-month period not exceeding specified limitations.  The Optionee understands and hereby acknowledges that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Optionee wishes to sell the Securities, and that, in such event, the Optionee may be precluded from selling such securities under Rule 144, even if the other requirements of Rule 144 have been satisfied.

11.7     Optionee hereby agrees with the Company that Optionee may be required, as a condition to the issuance of the shares of Common Stock of the Company covered by the Option, to represent to the Company that the shares issued pursuant to the exercise of the Option are being acquired for investment and without a view to the distribution thereof; and that the Company may restrict the transfer of the Shares of Common Stock and may place a legend on the certificate(s) evidencing the shares of the Option reflecting the fact that the shares were acquired for investment and cannot be sold or transferred unless registered under Securities Act of 1933, as amended, and/or registered or qualified under applicable state securities laws, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration or qualification.

12.	Indemnification

The Optionee agrees to indemnify and hold harmless the Company, its officers, directors, affiliates, subsidiaries, employees and agents from any and all losses suffered by them as a result of any liability related to a breach by Optionee of a representation or warranty or failure by Optionee to satisfy any covenant or obligation contained in this Option (including the reasonable fees and expenses of defending against such liability or alleged liability).

13.	Optionee’s Status With Company

Nothing in this Agreement shall confer, or be deemed to confer, upon Optionee any right to continue as a director of the Company or interfere in any way with any right of the Company or its shareholders to terminate Optionee’s service as a director at any time.

14.	Registration Rights.

Subject to any existing contractual restrictions on the Company with respect to granting registration rights, the shares issuable upon exercise of this Option shall be entitled to be included, pari passu, with any other shares of Common Stock under the terms of any registration rights, if any, that the Company may have heretofore granted or may hereafter grant to any other persons whomsoever, and the Company agrees to do all such things in connection with any registration rights agreements or registration of the Common Stock under the 1933 Act to ensure that the rights of the Optionee hereunder are recognized in connection therewith.

15.	General Provisions

15.1     Entire Agreement.  This Agreement contains the entire understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior written or oral agreements between the parties with respect to the subject matter hereof.  There are no representations, agreements, arrangements or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement.

15.2     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

15.3     Notices.  Any notice given pursuant to this Agreement may be served personally on the party to be notified or may be mailed, with postage thereon fully prepaid, by certified or registered mail, with return receipt requested, addressed as set forth by the party’s signature on this Agreement or at such other address as such party may designate in writing from time to time.  Any notice given as provided in the preceding sentence shall be deemed delivered when given if personally served or if mailed, ten (10) business days after mailing.

15.4     Further Acts.  Each party to this Agreement agrees to perform such further acts and to execute and deliver such other and additional documents as may be reasonably necessary to carry out the provisions of this Agreement.

15.5     Severability.  If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any of the other terms, provisions, covenants or conditions of this Agreement, each of which shall be binding and enforceable.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

“COMPANY”

CHAPEAU, INC.

_____________________________________
By: Guy A. Archbold
Its: Chief Executive Officer

“OPTIONEE”

____________________________________
Gordon V. Smith

NOTICE OF EXERCISE

To:  Chapeau, Inc.

The undersigned hereby elects to purchase _________ shares of the Common Stock of Chapeau, Inc. (the “Company”) pursuant to the terms of the attached Option, and payment of the Exercise Price per share required under the Option accompanies this notice.

The undersigned hereby affirms each and every one of the representations and warranties contained in Section 11 of the Option as of the date of this Notice of Exercise.

OPTIONEE:

_________________________________________
By:
Date:

Name in which shares should be registered:

_________________________________________

EXHIBIT D

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAW.

Warrant to Purchase Common Stock
of
Chapeau, Inc.

Void after __________ ___, 20__

This Warrant is issued to GORDON V. SMITH, or his registered assigns (the “Holder”) by Chapeau, Inc., a Utah corporation (the “Company”), as of _______ ___, 20___ (the “Warrant Issue Date”).  This Warrant is issued pursuant to that certain Secured Promissory Note dated as of September 11, 2007 (the “Note”).

1.         Shares.Subject to the terms and conditions of this Warrant, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company __________ fully paid and non-assessable shares of Common Stock, as constituted on the Warrant Issue Date. The number of shares of Common Stock issuable pursuant to this Section 1 (the “Shares”) shall be subject to adjustment pursuant to Section 9 below.

2.         Exercise Price. The purchase price for the Shares shall be equal to $3.00 per share, as adjusted from time to time pursuant to Section 10 below (the “Exercise Price”).

3.         Exercise Period.  This Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m. Eastern on the four year anniversary of the Warrant Issue Date; provided that in the event (each a “Disposition Event”) of (i) the closing of the Company’s sale or transfer of all or substantially all of its assets, or (ii) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Common Stock (unless (A) the shareholders of the Company immediately prior to such transaction or series of related transactions are holders of a majority of the voting equity securities of the surviving or acquiring corporation immediately thereafter, and (B) each of such shareholders immediately prior to such transaction or series of related transactions holds the same pro rata share of such majority of the voting equity securities of the surviving or acquiring corporation as each hold of the Company immediately prior to such transaction or series of related transactions), this Warrant shall, on the date of a Disposition Event, no longer be exercisable and become null and void. The Company shall notify the Holder at least 20 days prior to the consummation of any Disposition Event; provided that the Holder shall in any event have at least 40 days after the Warrant Issue Date to exercise this Warrant. The Company shall notify Holder thirty (30) days prior to expiration of Warrant.  Failure to do so shall extend the Warrant thirty (30) days from the receipt by Holder of such expiration notice.

4.         Method of Exercise.  While this Warrant remains outstanding and exercisable, the Holder may exercise this Warrant, in whole or in part, at one time or from time to time, by:

(a)        the surrender of this Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices; and

(b)        the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

In the event of a partial exercise of this Warrant, the Company shall cause to be issued to the Holder a Warrant of like tenor to this Warrant for the number of Shares for which this Warrant has not yet been exercised.

5.         Representations and Warranties of Holder.  The Holder hereby represents and warrants that:

(a)        This Warrant and the Shares to be received upon exercise of this Warrant (collectively, the “Securities”) are being acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, in whole or in part.  The Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c)        The Holder is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of his investment, has adequate means for providing for his current needs and contingencies and has no need for liquidity with respect to his investment in the Company, and has such knowledge and experience in financial or business matters such that he is capable of evaluating the merits and risks of the investment in the Securities.

(d)        The Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D as a result of the Holder being a member of the Board of Directors of the Company.

(e)        At no time was the Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the issuance of this Warrant.

(f)         The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities. The Holder further has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the issuance of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder had access.

(g)        The Holder understands that the Securities that it is purchasing or otherwise taking delivery of are or will be characterized as “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “1933 Act”) inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable federal and state statutes and regulations such securities may be resold without registration only in certain limited circumstances.  The Holder represents that it is familiar with Rule 144 promulgated under the 1933 Act, as presently in effect, and which permits limited resale of stock purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the stock, the availability of certain current public information about the issuer, the resale occurring not less than one year after a party has purchased and paid for the stock to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares of stock being sold during any three-month period not exceeding specified limitations.  The Holder understands and hereby acknowledges that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Securities, and that, in such event, the Holder may be precluded from selling such securities under Rule 144, even if the other requirements of Rule 144 have been satisfied.

6.	Transfer Restrictions.

(a)        The Holder agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 6, and:

(i)         there is then in effect a registration statement under the 1933 Act covering the proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)        (A) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the applicable Securities under the 1933 Act; and

(iii)        notwithstanding (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Holder (A) that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, or (B) to any entity that is controlled by, controls or is under common control with the Holder; if the transferee agrees in writing to be subject to the terms of this Warrant to the same extent as if it were an original Holder hereunder.

(b)        Certificates evidencing the Securities shall bear one or all of the following legends:

(i)         “The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or under applicable state securities laws.  These securities are subject to restrictions on transferability and resale and may not be offered, sold, pledged, hypothecated, assigned, transferred or resold except as permitted under the Act and applicable state securities laws pursuant to (i) a registration statement under the Act, which has become effective and is current with respect to these securities, or (ii) an exemption therefrom.  The issuer of these securities may require an opinion of counsel in form and substance satisfactory to the issuer to the effect that any proposed pledge, hypothecation, assignment, transfer or resale is in compliance with the Act and any applicable state securities laws.” and

(ii)        Any legend required by the laws of the State and any other applicable state of the United States.

7.         Indemnification.  The Holder agrees to indemnify and hold harmless the Company, its officers, directors, affiliates, subsidiaries, employees and agents from any and all losses suffered by them as a result of any liability related to a breach by Holder of a representation or warranty or failure by Holder to satisfy any covenant or obligation contained in this Warrant (including the reasonable fees and expenses of defending against such liability or alleged liability).

8.         Certificates for Shares.  Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within 15 days following compliance by the Holder with the requirements of Section 4 above.  The Company shall not be required to issue any fractional shares, and if any fraction of a Share would be issuable on the exercise of this Warrant in full, the Company shall pay an amount in cash equal to the then current fair market value of a Share, as then determined in good faith by the Board of Directors of the Company, times the applicable fraction.

9.         Reservation of Shares. The Company covenants that it will at all times keep available such number of authorized shares of Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant and in exchange for the Exercise Price, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

10.       Adjustment of Exercise Price and Number of Shares. The number of and kind of Shares purchasable or receivable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)        Subdivisions, Combinations and Other Issuances. If the Company shall subdivide the Common Stock, by split-up or otherwise, combine the Common Stock or issue additional shares of Common Stock as a dividend or other distribution with respect to any of its securities, the number of Shares issuable on the exercise of this Warrant shall be proportionately increased in the case of a subdivision, dividend or distribution and shall be proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 10(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of a dividend or other distribution, or in the event that no record date is fixed, upon the making of such dividend or distribution.

(b)        Reclassification, Reorganization and Consolidation. In the event of any reclassification, capital reorganization or change in the Common Stock, other than as a result of an event provided for in (a) above, then, as a condition of such transaction, the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with the applicable transaction by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to the transaction. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that this provision shall thereafter be applicable with respect to any securities deliverable upon exercise of this Warrant, and appropriate adjustments shall be made to  the Exercise Price; provided that the aggregate purchase price shall remain the same.

(c)        Notice of Adjustment. When any adjustment is required to be made in the number or kind of securities receivable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder thereof and of the number of Shares or other securities thereafter receivable upon exercise of this Warrant and the adjusted Exercise Price per share.

(d)        No Impairment.  The Company and the Holder will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company or the Holder, respectively, but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Company and the Holder against impairment.

11.       No Shareholder Rights.  Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to this Warrant or the Shares, including without limitation the right to vote, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 11 shall limit the right of the Holder to be provided the notices required under this Warrant.

12.       Transfers.  Subject to compliance with the requirements of Section 6 above, this Warrant and all rights (but only with all related obligations) hereunder are transferable in whole or in part by the Holder upon reasonable prior written notification to the Company. The transfer shall be recorded on the books of the Company upon (i) the surrender of this Warrant, properly endorsed, to the Company at its principal offices; (ii) the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer; and (iii) the transferee’s agreement in writing to be bound by and subject to the terms and conditions of this Warrant.  In the event of a partial transfer, the Company shall issue to the Holders one or more appropriate new Warrants of like tenor to this Warrant.

13.       Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders and their respective successors and assigns.

14.       Registration Rights. Subject to any existing contractual restrictions on the Company with respect to granting registration rights, the Shares issuable upon exercise of this Warrant shall be entitled to be included, pari passu, with any other shares of Common Stock and any securities issuable upon conversion of the Common Stock, under the terms of any registration rights, if any, that the Company may have heretofore granted or may hereafter grant to any other persons whomsoever, and the Company agrees to do all such things in connection with any registration rights agreements or registration of the Common Stock under the 1933 Act to ensure that the rights of the Holder hereunder are recognized in connection therewith.

15.       Amendments and Waivers.  Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

16.       Captions.  The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

17.       Governing Law.  This Warrant shall be governed by the laws of the State of Maryland.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Warrant to be executed by the Company and acknowledged by the Holder _______ ___, 20__.

CHAPEAU, INC.

___________________________
By:
Its:

ACCEPTED AND ACKNOWLEDGED:

_________________________________
Gordon V. Smith

NOTICE OF EXERCISE

To:  Chapeau, Inc.

The undersigned hereby elects to purchase _________ shares of the Common Stock of Chapeau, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and payment of the Exercise Price per share required under the Warrant accompanies this notice.

The undersigned hereby affirms each and every one of the representations and warranties contained in Section 5 of the Warrant as of the date of this Notice of Exercise.

WARRANT HOLDER:

_________________________________________
By:
Date:

Name in which shares should be registered:

_________________________________________